Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-132996 and 333-132992 on Form S-3 and Registration Statements No. 333-134080 and 333-132933 on Form S-8 of Duke Energy Corporation of our report dated March 1, 2007 (October 1, 2007 as to the impacts described in the “Recasting of Previously Issued Financial Statements” section of Note 1 and the updates to the William States Lee III nuclear power project, the Cliffside Steam Station, and the Company’s 2007 application to increase rates in North Carolina in the “US Franchised and Electric and Gas” section of Note 4), relating to the financial statements and financial statement schedule of Duke Energy Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the adoption of a new accounting standard and the January 2, 2007 spin-off of the Company’s natural gas business) appearing in this Current Report on Form 8-K of Duke Energy Corporation dated October 1, 2007.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina

October 1, 2007